Exhibit 10.2

Maximum Mortgage Contract

Contract Version No.: SPDB202112

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Maximum Mortgage Contract

Mortgagee: Shanghai Pudong Development Bank Co., Ltd. Ningbo Branch

Mortgagor: Global Technology, Inc.

WHEREAS,

In order to ensure the debtor's full and timely performance of its obligations under the Principal Contract, and guarantee the realization of the creditor's rights of the creditor ("Mortgagee" hereto), the Mortgagor voluntarily assumes the guarantee liabilities under this Contract. NOW, THEREFORE, the Mortgagee and the Mortgagor agree as follows.

Article 1 Mortgage Guarantee

1.1       Mortgaged properties

(1)	The Mortgagor irrevocably agrees to provide the mortgage guarantee for the debtor to pay off all the debts owed by the debtor to the Mortgagee under the Principal Contract against the mortgaged properties specified in Article 9 of this Contract.

(2)	Apart from the mortgaged properties, the effect of the mortgage rights under this Contract shall also extend to the appurtenance, accessory rights, fructus, and subrogation of the mortgaged properties.

1.2       Guarantee type

The Mortgagor acknowledges that the Mortgagee shall have the first priority of claims for the mortgaged properties unless otherwise agreed in this Contract. Where the debtor fails to fulfill its debts in accordance with the Principal Contract, irrespective of whether the Mortgagee has other guarantee rights (including but not limited to the guarantee by way of warranty, mortgage, and pledge) over the creditor's rights under the Principal Contract, the Mortgagee shall have the right to first require the Mortgagor to fulfill the guarantee liabilities within the scope of guarantee as agreed in this Contract without first requiring other guarantors to fulfill their guarantee liabilities.

1.3       Scope of guarantee

In addition to the principal creditor's rights as specified in this Contract, the scope of guarantee under this Contract also covers the interest accrued thereon (for the purpose of this Contract, the interest shall include the interest, penalty interest, and compound interest), liquidated damages, compensation for damages, handling charges, other expenses incurred from the conclusion or performance of this Contract, as well as the expenses incurred by the Mortgagee from realizing its guarantee rights and creditor's rights (including but not limited to legal costs, attorney fees, and travel expenses).

1.4       Changes to the Principal Contract

The Mortgagor hereby acknowledges that, if any extension granted by the Mortgagee to the debtor or the amendments or changes made by the Mortgagee and the debtor to any provisions of the Principal Contract do not increase the responsibilities of the Mortgagor, the rights and interests of the Mortgagee under this Contract shall not be affected by such changes, and the guarantee liabilities of the Mortgagor shall not be reduced or exempted because of such changes.

Notwithstanding the foregoing, if the Mortgagee has issued a letter of credit (LC), a letter of guarantee (LG), or a standby LC to the debtor, the Mortgagee and the debtor may make any amendments to the Principal Contract (including the LC, LG, or standby LC issued thereunder) without consent from or further notice to the Mortgagor. In such case, prior consent shall be deemed to have been obtained from the Mortgagor with respect to such amendments, and the guarantee liabilities of the Mortgagor shall not be reduced or exempted because of such changes.

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Article 2 Mortgage Registration

2.1       Registration

(1)	Upon conclusion of this Contract, the Mortgagor shall, at the request of the Mortgagee, promptly sign the relevant mortgage registration documents (if necessary) and work with the Mortgagee to complete the mortgage registration procedures for the mortgaged properties hereunder with the mortgage registration authority. Any mortgage registration certificate (if any) and the ownership certificate of the mortgaged properties (if required) shall be delivered to the Mortgagee for custody.

(2)	If the mortgaged properties under this Contract are subject to the approval of a relevant authority before they are mortgaged, the Mortgagor shall also complete the approval procedures with the relevant authority prior to the mortgage registration.

(3)	If, in accordance with applicable laws, regulations, or policies, the Mortgagee is required to handle the mortgage registration online through the system or platform designated by the mortgage registration authority, the Mortgagor hereby authorizes the Mortgagee to handle the mortgage registration (including but not limited to mortgage registration, change registration, and renewal registration) online through the designated system or platform, and the Mortgagor undertakes to handle the relevant procedures as required by the Mortgagee.

(4)	In addition, the Mortgagor shall, at the request of the Mortgagee, complete any other procedures that may be required by the mortgage registration authority or other competent authority in accordance with the then applicable laws and regulations.

(5)	Before all the debts of the debtor under the Principal Contract are paid off in full, the Mortgagor undertakes to comply with the rules of the mortgage registration authority and is obliged to ensure the mortgage registration is free from defects and remains valid in all aspects, including but not limited to completing the procedures for renewal or extension of the registration prior to the expiration of the registered mortgage period (if any) and signing any other documents necessary for such renewal or extension.

2.2       Registration of changes

During the existence of the mortgage rights, in the event of any changes to the registered particulars of the mortgage which shall be subject to registration of changes in accordance with the law, the Mortgagor shall cooperate with the Mortgagee to complete the registration procedures of changes with the relevant mortgage registration authority in a timely manner.

2.3       De-registration

After all the debts under the Principal Contract guaranteed by this Contract are paid off in full and acknowledged by the Mortgagee, the Mortgagor shall file an application with the Mortgagee. After examining and approving the application, the Mortgagee shall assist the Mortgagor to handle the procedures for de-registering the mortgage.

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Article 3 Insurance for the Mortgaged Properties

3.1       Insurance for the mortgaged properties

The parties shall negotiate to decide whether to purchase insurance for the mortgaged properties under this Contract and how to assume the premiums of the insurance (if any), as shown in Article 9 hereof. If the parties decide to purchase insurance for the mortgaged properties, the parties agree as follows:

(1)	The Mortgagor shall, within five (5) days from the signing date of this Contract (or such other time as may be required by the Mortgagee), purchase and/or assist the Mortgagee to purchase the type of property insurance from an insurer approved by the Mortgagee in sufficient amount for the mortgaged properties, naming the Mortgagee as the first beneficiary or the insured. If it is impossible to purchase the property insurance naming the Mortgagee as the first beneficiary or the insured, the Mortgagor shall complete the procedures for the transfer of or changes to relevant rights and interests in accordance with paragraph 2 of this article after purchasing the insurance.

(2)	If the Mortgagor has purchased corresponding property insurance for the mortgaged properties prior to the conclusion of this Contract, it shall, within five (5) days from the signing date of this Contract, transfer all the rights and interests (including claims of various natures and the payment of insurance benefits) under the insurance contract to the Mortgagee, or complete the procedures for the transfer of or changes to the insurance rights and interests by naming the Mortgagee as the first beneficiary or the insured, cooperate with the Mortgagee to inform the insurer of such transfer, and include a provision or remarks for the above in the insurance policy and insurance contract, until the debtor pays off all the creditor's rights guaranteed by the mortgaged properties to the Mortgagee.

(3)	The amount of the insurance placed on the mortgaged properties shall not be less than the appraised value of the mortgaged properties, and the expiration date of the insurance shall be three (3) months from the due date of the last debt or the expiration date of the period for determination of the creditor's rights under the Principal Contract (whichever is later), unless otherwise consented to by the Mortgagee. Before the creditor's rights under the Principal Contract are paid off in full, if the insurance is about to expire, the Mortgagor shall proactively continue to purchase, or assist the Mortgagee to continue to purchase, the property insurance within one month prior to the expiration of the insurance. Otherwise, the Mortgagee has the right to require the Mortgagor to continue to purchase the insurance in accordance with the requirements of this article. Relevant expenses shall be assumed in the manner specified in Article 9 hereof.

(4)	Upon the occurrence of an insurance accident, the Mortgagor shall notify the Mortgagee on the date of occurrence and make insurance claims, and all the rights and interests under the insurance contract shall be received and allocated by the Mortgagee. The insurance benefits, compensations, etc. shall be deposited into the designated account of the Mortgagee as the mortgaged properties under the Principal Contract to pay off the debts in advance or when due.

(5)	The Mortgagor shall, at the request of the Mortgagee, hand over the original insurance contract and other relevant legal documents and vouchers to the Mortgagee for custody, and abide by all warranties or other requirements with respect to the insurance contract.

(6)	During the mortgage period, without the prior written consent of the Mortgagee, the Mortgagor shall not unilaterally engage in the discussion with the insurer to amend, cancel, or terminate the insurance contract, or waive the claim for insurance benefits or the claim for compensations from third parties, nor shall it violate the obligations specified in the insurance contract.

(7)	During the mortgage period, the Mortgagor shall not suspend or withdraw the insurance for any reason whatsoever. Otherwise, the Mortgagee may purchase insurance on behalf of the Mortgagor to renew the aforesaid insurance, and relevant expenses shall be assumed in the manner specified in Article 9 hereof. For expenses (if any) payable by the Mortgagor as agreed upon by the parties, the Mortgagor shall, within seven (7) days after receiving a payment notice from the Mortgagee, pay such expenses and corresponding interest to the Mortgagee. The Mortgagor agrees that the Mortgagee may deduct such expenses directly from the account opened by the Mortgagor with the Mortgagee.

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Article 4 Realization of Mortgage Rights

4.1       Conditions for disposal of the mortgaged properties

Under any of the following circumstances, the Mortgagee has the right to dispose of the mortgaged properties in accordance with the law to realize the mortgage rights:

(1)	The debtor is in breach of the Principal Contract.

(2)	The Mortgagor is in breach of this Contract.

(3)	Any circumstance where the creditor can realize its creditor's rights in advance under the Principal Contract occurs.

(4)	Other circumstances where the mortgaged properties may be disposed of as agreed upon by the parties occur.

4.2       Realization of mortgage rights

Upon the occurrence of any circumstance where the mortgaged properties are disposed of as agreed herein, the Mortgagee has the right to dispose of any mortgaged properties in any of the following manners:

(1)	The Mortgagee may reach an agreement with the Mortgagor to pay off all the debts with the proceeds from the conversion of the mortgaged properties or the proceeds from the auction or sale thereof. If the parties fail to reach an agreement through negotiation, the Mortgagee may directly request a people's court to auction or sell the mortgaged properties to pay off all the debts.

(2)	After the mortgaged properties are converted into money, auctioned, or sold, the portion of the proceeds in excess of all the creditor's rights guaranteed by the mortgaged properties shall be owned by the Mortgagor, and the insufficient portion, if any, shall be paid by the debtor. The Mortgagee has the right to decide, at its own discretion, the order of priority for payment with the proceeds from the disposal of the mortgaged properties.

(3)	After the Mortgagee disposes of the mortgaged properties, the proceeds from the disposal of the mortgaged properties shall be used to pay off the debts under the Principal Contract that are guaranteed by the mortgaged properties when due or in advance. For Financing businesses other than loans, if the Mortgagee has not made any advance payment, the Mortgagee has the right to deposit and allocate the proceeds from the disposal of the mortgaged properties to the account designated by the Mortgagee or the security deposit account of the debtor in order to make payment externally or as the security deposit for possible advance payments to be made by the Mortgagee, and the parties acknowledge that no security deposit pledge contract will be separately executed.

(4)	The Mortgagee may dispose of the mortgaged properties by other means permitted by the laws or agreed upon by the parties to realize the mortgage rights.

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Article 5 Representations and Warranties

5.1       Representations and warranties of the Mortgagor

The Mortgagor represents and warrants to the Mortgagee that:

(1)	It is a civil subject with full capacity for civil rights and civil conducts. It has the right to sign this Contract, and has obtained all necessary authorizations and approvals to sign this Contract and perform its obligations hereunder.

(2)	The conclusion and performance of this Contract does not violate the laws, articles of association, or the relevant documents, judgments, and verdicts of the competent authorities that bind upon the Mortgagor, nor does it violate any contracts or agreements entered into by the Mortgagor or any other obligations binding upon it.

(3)	All the materials and information (including the materials related to the Mortgagor and the mortgaged properties) provided by the Mortgagor comply with all applicable laws, and they are true, valid, accurate, and complete without any concealed information.

(4)	The financial data provided by the Mortgagor have truthfully, completely, and justly reflected the financial condition of the Mortgagor. There is no material adverse change in the Mortgagor's operating condition and financial condition since the issuance of the latest audited financial statements.

(5)	It will complete the recordation, registration, or other procedures required for this Contract.

(6)	It knows and acknowledges the financing products and purposes under the Principal Contract (The Mortgagor acknowledges that it will actively learn about the content of the Principal Contract through the debtor or the Mortgagee. If the purpose of financing under the Principal Contract is to pay off an existing loan with a new loan, the Mortgagor acknowledges that the new loan still belongs to the creditor's rights guaranteed by the mortgaged properties hereunder, and no separate consent of the Mortgagor is required when a new loan is issued).

(7)	There is no other situation or event that causes or may cause any material adverse effect on the Mortgagor's ability to perform this Contract.

Article 6 Covenants

6.1       The Mortgagor's undertakings about the mortgaged properties

With respect to the mortgaged properties under this Contract, the Mortgagor undertakes and acknowledges to the Mortgagee that:

(1)	The Mortgagor has the full and lawful ownership of the mortgaged properties. The mortgaged properties are acquired by lawful means and as of the signing date of this Contract, the mortgaged properties are free from any disputes or defects of right in aspects of the ownership, use rights, or operating and management rights, and also free from any mortgage rights, pledge rights, lien rights, rights of habitation, super priority rights, or other guarantee rights and interests or priority rights (except for those established under this Contract) unknown to the Mortgagee. Except for the mortgage rights established under this Contract, without the written consent of the Mortgagee, the Mortgagor undertakes that it will not establish further mortgage rights, pledge rights, lien rights and/or any other guarantee or priority rights and interests on the mortgaged properties for any third parties other than the Mortgagee by any means, nor will it lease, transfer, give, or sell to, exchange with, or offer for offset purposes to, any third parties the mortgaged properties, or provide the mortgaged properties to third parties for use without compensation, or conceal, remove, dismantle, damage, make illegal additions to, or otherwise dispose of the mortgaged properties.

(2)	The mortgaged properties may be subject to mortgage in accordance with the law without being subject to any restriction. The mortgaged properties have not been seized, detained, supervised, or involved in other administrative or compulsory proceedings in accordance with the law.

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(3)	If the mortgaged properties are common properties, the Mortgagor has obtained written consent from the co-owner with respect to the mortgage on the mortgaged properties, and the Mortgagor undertakes that it will procure the co-owner to sign the mortgage contract or other related documents as required by the Mortgagee.

(4)	If the mortgaged properties are construction in progress or real property constructed, the corresponding land use right shall be mortgaged together with such construction in progress or real property, unless otherwise specified.

(5)	If the mortgaged properties are the land use right, the Mortgagor undertakes to bring the land under development in a timely manner, and the land use right will not be taken back due to a delay in development.

(6)	If the mortgaged properties are the land use right or construction in progress, the Mortgagor undertakes that any newly added buildings at subsequent stages, such as construction in progress and completed properties, shall also be included in the mortgaged properties under the Principal Contract, and when the mortgage conditions are met, the Mortgagor will, at the request of the Mortgagee, promptly sign relevant documents and handle relevant mortgage registration procedures at the earliest time permitted by the real property registration authority or other competent authority.

(7)	If the mortgaged properties are the land use right, construction in progress, or real property, the Mortgagor undertakes that all the land costs (including but not limited to land assignment fees) in connection with the mortgaged properties have been paid in accordance with applicable laws and regulations, and there are no situations that may cause adverse effects on the mortgage rights.

(8)	The Mortgagor undertakes not to establish rights of habitation over the mortgaged properties under any circumstances.

(9)	Without the written consent of the Mortgagee, the Mortgagor shall not assign the mortgaged properties or shall be restricted from assigning the mortgaged properties.

(10)	The Mortgagor shall strictly abide by various regulations and policies concerning the mortgaged properties under this Contract.

6.2       Further undertakings of the Mortgagor

(1)	The Mortgagor undertakes that it will not take the following acts without the written consent of the Mortgagee:

a.	Transfer (including by means of sale, gift, debt payment, and exchange), mortgage, pledge, or otherwise dispose of all or part of its major assets.

b.	Make major changes to the operation system or property organization form, including but not limited to restructuring, equity transfer, turnover of the actual controller or major shareholders, acquisition (or merger), spin-off, and decrease in capital.

c.	Conduct or apply for bankruptcy, reorganization, dissolution, or closure of business, have its business license revoked by the superior competent authority, or stop business operation abnormally.

d.	Sign any contract/agreement that has a material adverse effect on the Mortgagor's ability to perform its obligations hereunder, or assume relevant obligations that have such effect.

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(2)	The Mortgagor undertakes to immediately notify the Mortgagee within five (5) banking days upon the occurrence of any of the following events:

a.	The representations and warranties made by the Mortgagor hereunder become untrue, inaccurate, incomplete, non-compliant with the laws, or invalid due to occurrence of any relevant event.

b.	The Mortgagor or its controlling shareholder, actual controller, related person, or legal representative is involved in any lawsuit or arbitration, or its assets are subject to seizure, attachment, freezing, enforcement, or other measures of the same effect.

c.	There is any change in the Mortgagor's legal representative, authorized agent, responsible person, chief financial officer, mailing address, company name, office address, etc., or the Mortgagor changes his/her domicile, habitual residence, work unit, or name, or leaves the city where he/she lives for a long period of time, or there is any adverse change in his/her income.

d.	The mortgaged properties are involved in disputes over ownership, or are seized, detained, expropriated, damaged, or lost, or the mortgage rights are subject or may be subject to adverse effects from any third parties.

e.	The Mortgagor is applied for reorganization or bankruptcy by any other creditor or its business license is revoked by the competent authority.

(3)	The Mortgagor undertakes that, during the conclusion and performance of this Contract, it will cooperate as required by the Mortgagee to provide relevant financial documents.

(4)	The Mortgagor acknowledges that, before all the creditor's rights of the Mortgagee under the Principal Contract are paid off in full, the Mortgagor shall not exercise the right of recourse and other relevant rights (including but not limited to offset of any debts that it owes to the debtor) to which it is entitled as a result of assuming the guarantee liabilities hereunder against the debtor.

(5)	Where the debtor pays off all or part of the debts in advance or the debtor makes individual repayment to the Mortgagee, the Mortgagor shall continue to assume the mortgage guarantee obligations and/or joint and several guarantee obligations with respect to the creditor's rights of the Mortgagee against the Mortgagor after such early repayment or individual repayment is revoked.

(6)	At the request of the Mortgagee, the Mortgagor shall entrust an appraisal institution recognized by the Mortgagee to assess the mortgaged properties.
(7)	At the request of the Mortgagee, the Mortgagor shall also apply to a notary authority recognized by the Mortgagee for notarization with enforceable effects, and the Mortgagor voluntarily accepts such enforcement.

(8)	Where the Mortgagee exercises the mortgage rights in accordance with this Contract, the Mortgagor shall actively cooperate with the Mortgagee to go through relevant procedures, so as to ensure the realization of the Mortgagee's mortgage rights.

(9)	The Mortgagor shall assume the relevant expenses and taxes and dues under this Contract in accordance with applicable laws and regulations, as well as the provisions of this Contract.

(10)	The Mortgagor shall properly keep, maintain, and reasonably use the mortgaged properties, and it shall not commit any acts on the mortgaged properties in a manner prohibited or excluded in insurance clauses to ensure the safety and completeness of the mortgaged properties. The Mortgagor shall accept the inspection performed by the Mortgagee on the mortgaged properties at any time. If the Mortgagor's acts are enough to reduce the value of the mortgaged properties, the Mortgagee has the right to require the Mortgagor to stop its acts.

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(11)	The Mortgagor shall promptly notify the Mortgagee of any events that may have material adverse effects on the mortgaged properties or the values thereof (including but not limited to a significant decline in the value of the mortgaged properties that may affect the Mortgagee's exercise of its mortgage rights). The parts of the mortgaged properties whose values are not reduced shall remain as the guarantee under this Contract.

(12)	If any third party claims any rights to the mortgaged properties and such claim affects the rights and interests of the Mortgagee under this Contract, the Mortgagor shall take all measures to safeguard the rights and interests of the Mortgagee. In the event of expropriation of the mortgaged properties, the damages or compensations received by the Mortgagor shall, at the request of the Mortgagee, be used to pay off all the creditor's rights guaranteed by the mortgaged properties in advance, or be submitted to the Mortgagee as the deposit for continuously guaranteeing the principal creditor's rights.

(13)	During the term of this Contract, when the lawful successor of the Mortgagor succeeds to the mortgaged properties in accordance with the law, the responsibilities and obligations of the Mortgagor hereunder shall be assumed by such successor. The successor shall be responsible for going through the change procedures for the mortgage registration with the registration authority within fifteen (15) banking days from the succession of the mortgaged properties.

(14)	If the value of the mortgaged properties is obviously reduced due to exchange rate fluctuations or other factors, which may harm the Mortgagee's rights, the Mortgagor shall, at the request of the Mortgagee, provide another guarantee equivalent to the reduced value recognized by the Mortgagee, or take other remedial measures.

(15)	If the mortgaged properties have been leased out prior to the establishment of this Contract, the Mortgagor shall provide the original lease agreement and the rent collection receipts, disclose the mortgage matters to the lessee, and coordinate with the lessee to accept the Mortgagee's verification over relevant lease facts and sign relevant documents. Upon execution of this Contract, without the written consent of the Mortgagee, the Mortgagor shall not renew the lease agreement with the lessee.

(16)	If the mortgaged properties can be sold, leased, or otherwise disposed of with the consent of the Mortgagee, the Mortgagor shall, at the request of the Mortgagee, pledge the receivables from the sales or lease thereof to the Mortgagee, open a special supervision account (to be separately agreed upon by the parties) with the Mortgagee for the sales and lease of the mortgaged properties, remit all the proceeds (including but not limited to sales prices [including down payments] of the mortgaged properties, lease incomes of the mortgaged properties, compensations, and insurance benefits) under the pre-sale/sales contract and lease contract to the supervision account opened by the Mortgagor with the Mortgagee, and authorize the Mortgagee to supervise the aforementioned funds.

(17)	If the mortgaged properties are lost, destroyed or reduced in value, or included in the scope of demolition, or under any circumstance that may affect the guarantee rights and interests of the Mortgagee, the Mortgagor shall notify the Mortgagee and take effective measures to avoid any further loss. If the mortgaged properties are included in the scope of demolition, the Mortgagee has the right to require the Mortgagor to pay off the guaranteed debts, or provide other guarantees recognized by the Mortgagee, including but not limited to, under the mode of property right exchange, re-arranging the mortgage by signing a new mortgage agreement and going through the new mortgage registration, or under the mode of payment of relocation compensation, continuing to use the relocation compensation as the mortgaged properties by opening a special security deposit account or issuing a deposit receipt, etc. The Mortgagor shall ask a guarantor recognized by the Mortgagee to provide guarantee before completing the new mortgage registration and/or providing the security deposit/deposit receipt. The Mortgagor shall, at the request of the Mortgagee, actively cooperate with the Mortgagee to go through the procedures for changing the guarantee.

(18)	If the Mortgagor and the debtor are not the same person, and the Mortgagor is a listed company or a controlled subsidiary of a listed company, or the Mortgagor's stock is traded on any other national stock exchange approved by the State of Council, the Mortgagor undertakes to only publicly disclose the information of the guarantee under this Contract that has been approved by a resolution of its board of directors or general meeting of shareholders.

(19)	The Mortgagor agrees that, even if the Mortgagee waives or changes the mortgage or pledge guarantee provided by the debtor, or changes the order of priority of the mortgage or pledge guarantee provided by the debtor, the guarantee liabilities of the Mortgagor shall be neither exempted nor affected in any manner.

(20)	The Mortgagor undertakes to unconditionally assume joint and several liabilities for the outstanding creditor's rights of the Mortgagee if this Contract fails to come into effect, becomes void, or is canceled or the mortgage rights fail to be validly established or the Mortgagor transfers the mortgaged properties without the written consent of the Mortgagee, for reasons not attributable to the Mortgagee.

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6.3       Provisions on deduction

(1)	When the Mortgagor has any due and payable debts, the Mortgagee has the right to make deduction directly from any account opened by the Mortgagor with Shanghai Pudong Development Bank Co., Ltd. to pay off such debts.

(2)	The Mortgagee has the right to use the money obtained to pay off the principal, interest, or other expenses. In the event of multiple outstanding debts due, the Mortgagee has the right to decide the order of priority for payment.

6.4       Exchange rate conversion

If the conversion of exchange rates is involved under this Contract, the conversion shall be made at the exchange price determined by the Mortgagee, and the relevant exchange rate risks and losses shall be assumed by the Mortgagor.

6.5       Certificate of creditor's rights

The valid certificate of the creditor's rights guaranteed by the Mortgagor shall be subject to the accounting vouchers or other valid supporting materials issued and recorded by the Mortgagee according to its business regulations.

6.6       Authorization for the use and disclosure of information

(1)	The Mortgagor agrees and irrevocably authorizes that: the Mortgagee shall, in accordance with the Regulation on the Administration of Credit Investigation Industry and other credit-related laws and regulations and regulatory requirements, as well as the information collection requirements of the Basic Financial Credit Information Database established by the state, have the right to provide the information on all contracts/agreements/commitments signed between the Mortgagor and the Mortgagee, including the information on the performance of all such contracts/agreements/commitments and the basic enterprise information and other information provided by the Mortgagor, to the Basic Financial Credit Information Database for inquiry and use by qualified entities; and the Mortgagee shall also have the right to inquire and use the Mortgagor's information that has been included in the Basic Financial Credit Information Database. Such authorization shall cover all aspects of the necessary management conducted by the Mortgagee to the business under this Contract and the Principal Contract before and after the conclusion of this Contract, and shall become null and void upon the actual termination of this Contract.

(2)	The Mortgagor agrees and irrevocably authorizes that: 1) if the debtor under the Principal Contract fails to pay off the financing principal and interest on time, the Mortgagee may provide the financing information under the Principal Contract and the guarantee information to any debt collection agency appointed by the Mortgagee for the purpose of collection of debts owed by the debtor; 2) the Mortgagee may assign its rights or obligations under the Principal Contract and this Contract to any third party, and disclose any information under the Principal Contract and this Contract, including any information provided by the debtor and the Mortgagor to the Mortgagee for the purposes of the Principal Contract and this Contract, to any third-party partners such as assignees (including potential assignees), law firms, asset appraisal institutions, and accounting firms; and 3) the Mortgagee may also disclose any guarantee information under this Contract to any of its headquarters, branches, affiliates, and other intermediary institutions, as well as any personnel of these institutions. In addition, the Mortgagee may make disclosures in accordance with any laws and regulations or the requirements of regulatory, governmental, or judicial authorities.

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6.7       Notice and Service

(1)	The Mortgagee acknowledges that the address set forth on the execution page of this Contract is its valid address for service, and any notice to be served by the Mortgagor on the Mortgagee hereunder directly or by mail shall be sent to the Mortgagee's address set forth on the execution page of this Contract, until the Mortgagee announces the change of such address. The Mortgagor agrees that all notices that it sends to the Mortgagee shall be deemed to have been served at the time when they are actually received by the Mortgagee.

(2)	The Mortgagor acknowledges that the address, fax, email address, and other service information set forth on the execution page of this Contract shall be its valid mailing or electronic address for service. Non-litigation notices and documents hereunder, and letters, court summons, notices, or other legal documents sent to the Mortgagor in the process of any litigation arising out of this Contract (including the first instance, second instance, retrial, or any other litigation proceedings and enforcement proceedings) shall be deemed to have been served on the Mortgagor after they are sent, by mail, fax, email, or otherwise, to the Mortgagor's mailing or electronic address for service set forth on the execution page of this Contract, with the specific date of service being subject to relevant provisions of the Civil Procedure Law of the People's Republic of China. Any change to the above mailing or electronic address for service shall have no legal effect, and the address for service confirmed hereunder shall still be deemed as the valid address for service, unless such change has been notified to the Mortgagee in advance.

Article 7 Event of Default and Treatment

7.1       Event of default

Any of the following circumstances shall constitute a default on the part of the Mortgagor:

(1)	Any representation or warranty made by the Mortgagor under this Contract is untrue, inaccurate, misleading, invalid, or in violation with the laws.

(2)	The Mortgagor fails to provide complete procedures and true materials for the mortgaged properties as required by the Mortgagee, or conceals the fact that the mortgaged properties are co-owned, are in dispute, or have been seized, detained, supervised, or mortgaged, etc.

(3)	The Mortgagor breaches any provisions as specified in Article 6 hereof or other obligations hereunder.

(4)	The Mortgagor suspends its business, suspends its production, closes its business, or is rectified, restructured, in deadlock, liquidated, placed in receivership or conservatorship, or dissolved, or has its business license revoked or canceled, or goes bankrupt.

(5)	The mortgaged properties are subject to enforcement measures by the national judicial authority or other competent authorities, including but not limited to freezing, seizure, or detention; or without the written consent of the Mortgagee, the Mortgagor disposes of the mortgaged properties by means of gift, exchange, pre-sale, sale, transfer, re-mortgage, re-pledge, establishment of rights of habitation or other rights and interests, etc.; or the mortgaged properties are reduced in value, lost, seriously damaged, or subject to other circumstances.

(6)	The Mortgagor has deteriorated financial condition, or the Mortgagor encounters great difficulties in operations, or an event or situation which has an adverse effect on its normal operations, financial conditions, or solvency occurs.

(7)	The Mortgagor or its controlling shareholder, actual controller or related persons, or legal representative is involved in any major lawsuit or arbitration, or its assets are subject to detention, seizure, freezing, enforcement, or other measures of the same effect, resulting in adverse effects on the solvency of the Mortgagor.

(8)	The Mortgagor, as a natural person, is dead or declared dead.

(9)	Other circumstances which, according to the reasonable judgment of the Mortgagee, may cause or have caused material adverse effects on the Mortgagor's ability to perform this Contract occur.

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7.2       Treatment of default

Upon the occurrence of any of the aforementioned events of default, the Mortgagee has the right to declare the accelerated maturity of the principal creditor's right and/or the period for determination of the creditor's rights, and/or dispose of the mortgaged properties in accordance with Article 4 hereof or require the Mortgagor to provide other guarantees.

Article 8 Other Provisions

8.1       Governing laws

This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China (for the purpose of this Contract, excluding the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and Taiwan).

8.2       Settlement of disputes

Any and all disputes arising out of or in connection with this Contract shall be settled by the parties through amicable negotiations. If no agreement is reached through negotiations, either party may file a lawsuit with a people's court at the locality of the Mortgagee. In the course of dispute settlement, the parties shall continue to perform this Contract except for matters in dispute.

8.3       Effectiveness, Modification, and Dissolution

(1)	This Contract shall come into effect after it is signed (or stamped) by the Mortgagor's legal representative or authorized agent and affixed with its official seal, and signed (or stamped) by the Mortgagee's legal representative/principal or authorized agent and affixed with its official seal (or contract seal), and be terminated after all the creditor's rights guaranteed hereunder are paid off (if the Mortgagor is a natural person, only the signature is required).

(2)	The invalidity, revocation, or unenforceability of any provision of this Contract shall not affect the validity and enforceability of the remaining provisions hereof.

(3)	Upon execution of this Contract, neither party hereto shall modify or terminate this Contract in advance without the other party's consent. If this Contract needs to be modified or dissolved, the parties shall reach a written agreement through negotiation.

8.4       Miscellaneous

(1)	For the purpose of this Contract, "Laws" refers to laws, regulations, rules, local regulations, judicial interpretations, and any other applicable provisions.

(2)	For the purpose of this Contract, "Contract", "Principal Contract", or other documents as mentioned herein shall include subsequent amendments, changes, or supplements to such documents. The parties as mentioned herein, including but not limited to the Mortgagor, the Mortgagee, and the debtor, shall include such parties and their subsequent lawful successors.

(3)	For the purpose of this Contract, "Financing" refers to fund accommodation or credit support offered by the creditor to the debtor via various banking services, including but not limited to loans, issuance of bank acceptance bills, LGs, LCs, and standby LCs, unless otherwise agreed upon by the parties.
(4)	"Due" or "Expiration" as mentioned herein shall cover the circumstances where the creditor declares the accelerated maturity of the principal creditor's rights. Where the principal creditor's rights that are declared due prior to maturity are all or part of the creditor's rights during the period for determination of the creditor's rights, the accelerated maturity date declared shall be the maturity date of all or part of the creditor's rights, and the period for determination of the creditor's rights shall expire simultaneously.

(5)	Annexes to this Contract (including but not limited to the list of mortgaged properties) shall be an integral part of this Contract and have the same legal effect as this Contract.

(6)	For matters that are not referred to herein, the parties may enter into supplementary provisions in Article 9 hereof, or separately reach a written agreement as an annex hereto.

(7)	Unless otherwise noted herein, the relevant terms and expressions used herein shall have the same meanings ascribed to them in the Principal Contract.

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Article 9 Element Clauses of the Contract

9.1       Principal Contract guaranteed by this Contract:

A series of contracts entered into by and between the debtor and the creditor with respect to various financing businesses concluded under Article 9.3 hereof, as well as the _________/_______ (contract name and number) entered into by and between the debtor and creditor

9.2       Debtor under the Principal Contract:

Global Technology, Inc.

9.3       Principal creditor's rights guaranteed:

The principal creditor's rights guaranteed hereunder are the creditor's rights arising from various financing businesses concluded between the creditor and the debtor during the period from 2024/5/24 to 2029/5/24 (the aforementioned period is the period for determination of the maximum creditor's rights guaranteed hereunder, i.e., the "period for determination of the creditor's rights"), as well as the prior creditor's rights (if any) as agreed upon by the parties. The balance of the preceding principal creditor's rights shall not exceed RMB (currency) 170,000,000 (in words) in equivalent.

The maximum creditor's rights guaranteed under this Contract include the maximum balance of the principal of the aforesaid principal creditor's rights and the interest accrued on the principal creditor's rights in the scope of guarantee specified in Article 1.3 hereof (for the purposes of this Contract, the interest shall include the interest, penalty interest, and compound interest), liquidated damages, compensation for damages, handling charges, other expenses incurred from the conclusion or performance of this Contract, as well as the expenses incurred by the Mortgagee from realizing its guarantee rights and creditor's rights (including but not limited to legal costs, attorney fees, and travel expenses). The Mortgagor acknowledges that the Mortgagor's guarantee liability under this Contract shall be subject to the maximum creditor's rights determined in the scope of guarantee hereunder, rather than the maximum balance of the principal of the principal creditor's rights. If the amount of the registered maximum creditor's rights covered by the maximum guarantee is the maximum balance of the principal of the principal creditor's rights for compliance with mortgage registration requirements or other special reasons, the Mortgagor shall not be exempted from the guarantee liability as a result thereof, and the Mortgagor acknowledges that the scope of the Mortgagee's priority of compensation shall still be determined according to the maximum creditor's rights determined in the scope of guarantee hereunder.

Other provisions on the maximum creditor's rights guaranteed hereunder: The maximum amount of debt is RMB 170,000,000.

9.4       Mortgaged properties:

Please see Annex 1 (List of Mortgaged Properties) for details of the mortgaged properties hereunder.

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9.5       Insurance for the mortgaged properties

Under this Contract, the Mortgagor and the Mortgagee agree (please tick (✓) the selected item and cross (x) the unselected item):

☑ to purchase insurance for the mortgaged properties, with the Mortgagor bearing 100 % of the insurance premium and the Mortgagee bearing / %.

☒ not to purchase insurance for the mortgaged properties.

9.6       Counterparts

This Contract may be executed in four originals, with the Mortgagee holding _two__ copy(ies), the Mortgagor holding one copy(ies), and Registration center holding one copy(ies), all of which shall be equally authentic.

9.7       Other matters agreed upon by the parties (if any)

Upon mutual agreement by all parties, it is hereby agreed that the bank claims under the existing contracts shall be included within the scope of the maximum mortgage secured claims. The contract numbers are as follows: 94072024280238, 94072024280186, 94072024280177, 94072024280130, 94072024280078, 94072024280062, 94072023280367, 94072023280295, CD94072024800032, CD94072023800128, CD94072023800117.

(The remainder of this page is intentionally left blank)

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(This page is intentionally left blank, only for signature)

This Contract is entered into by and between the following parties. The parties acknowledge that, at the time of signing this Contract, the parties have explained and discussed all terms and conditions contained herein in detail, and the parties have no doubts about all terms and conditions contained herein, and have an accurate understanding of the legal implications of the clauses concerning the parties' rights and obligations and the limitation and exclusion of liability.

Mortgagor (official seal)	Mortgagee (official seal or contract seal)
Global Technology,Inc.	Shanghai Pudong Development Bank Co., Ltd. Ningbo Branch

Legal Representative or Authorized Agent (signature or seal)	Legal Representative/Principal or Authorized Agent (signature or seal)

Chih-Hsiang Lin	Xiaopeng Zhu
(The above is applicable to legal persons)

Mortgagor (signature)

Valid identity certificate type and number:

(The above is applicable to natural persons)

Domicile: NO,488,Henshan RD,Beilun.	Principal Business Address: No,399,Minshan RD,Beilun.

Post Code:315800 Tel.:13777236244 Fax:/ Email:/ Contact Person: Haiying Lee Signing Date:2024/5/24	Post Code:315800 Tel.:86886053 Fax:/ Email:/ Contact Person: Yihong Xu Signing Date: 2024/5/24

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Annex 1:

Mortgaged Property List (For Real property)

Mortgage property type: Real property

Mortgagor: Global Technology, Inc.

Mortgagee: Shanghai Pudong Development Bank Co., Ltd. Ningbo Branch

Location	No. 88, Qiushi Road, Gulin Town, Yinzhou District, Ningbo city
Specific location (Optional)	No. 88, Qiushi Road, Gulin Town, Yinzhou District, Ningbo city
Land ownership	State-owned	Source of Land use rights	☑Charged transfer □Allotment □Re-transfer
Land use	Industrial applications	Period of land use	December 24, 2013 to October 7, 2054
Property certificate number	Yong Real property Certificate Yinzhou District No. 201028196; Yong Real property Certificate Yinzhou District No. 201028200; Yong State-owned Land Certificate (2013) No. 18-06785	Property owner	Global Technology, Inc.
Factory building conditions (such as building number, room number, type, structure, number of floors, housing use, building area, etc.)	land area 28363.90m²
Mortgage property value (Optional)	RMB 170,000,000. It shall be subject to the value at the time of the realization of the mortgage rights.
Prior mortgage information (if any)	First order mortgage to Shanghai Pudong Development Bank Co., Ltd. Ningbo Branch
The sequence of receiving compensation in respect of mortgage rights	The mortgage hereunder is the Second mortgage
Remark	/
The above mortgaged property has been verified by the mortgagee. The mortgagor confirms that, except for the above-mentioned information disclosed to the mortgagee, there is no other priority of compensation in respect of mortgage rights secured by the mortgaged property. This list serves as an Annex 1 to the Maximum Mortgage Contract (No. ZD) between the mortgagor and the mortgagee.
Mortgagor (official seal) Global Technology,Inc. Legal Representative or Authorized Agent (signature or seal) 2024/5/24	Mortgagee (official seal or contract seal) Shanghai Pudong Development Bank Co., Ltd. Ningbo_Branch Legal Representative/Principal or Authorized Agent (signature or seal) 2024/5/24

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